CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.
333-105380, 333-95705, 333-01969, 333-17823, 333-17825, 333-70656, 333-87890,
and 333-115677 of Form S-8 of our reports dated March 29, 2005, relating to the financial statements of Applebee's International, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Applebee's
International, Inc. and subsidiaries for the year ended December 26, 2004.

DELOITTE & TOUCHE, LLP

Kansas City, Missouri
March 30, 2005